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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                  FORM 8-K/A


                            Current Report Pursuant
                         to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



     Date of report (Date of earliest event reported): September 3, 1996


                            RESPONSE ONCOLOGY, INC.
             (Exact name of registrant as specified in its charter)

                                   TENNESSEE
                (State or other jurisdiction of incorporation)


        0-15416                                          62-1212264
(Commission File Number)                    (I.R.S. Employer Identification No.)


                1775 MORIAH WOODS BLVD., MEMPHIS TENNESSEE 38117
          (Address of principal executive offices, including Zip Code)


                                 (901) 761-7000
              (Registrant's telephone number, including Area Code)


                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On September 3, 1996, the Registrant acquired (the "Transaction") from Alfred M. Kalman, M.D. and Abraham Rosenberg, M.D. (the "Sellers") 100% of the outstanding common stock (the "Acquired Stock") of Rosenberg & Kalman, M.D., P.A. (the "Acquired Business"). The total consideration (the "Purchase Price") paid for the Acquired Stock was approximately $8.1 million in cash, and $1.9 million in an unsecured, subordinated promissory note payable due on or before August 30, 2001. The Note may, at the election of the holder, be paid in Shares of Registrant Common Stock based on a price of 110% of the lessor of $12.50 per share or the average closing price per share on The Nasdaq Stock Markets National Market for the ten trading days immediately preceding the Closing Date. The issuance and delivery of Registrant Common Stock in full or partial payment of the Note have not been registered under the Securities Act of 1933 in reliance upon an exemption from such registration.

         The Acquired Stock was purchased by the Registrant directly from the Sellers. At the time of the Transaction, the Sellers had no material relationship with the Registrant. The assets of the Acquired Business include medical equipment, accounts receivable, office furnishings and fixtures, rights under a certain lease for certain office space, employee base and expertise, know-how in respect of management of a medical practice in the oncology and hematology specialty, computer systems, accounting books and records and other intangible assets. Such assets were historically used in the conduct by the Acquired Business of a group medical practice in the oncology and hematology specialty.

         Simultaneous with the consummation of the Transaction, a newly-formed professional association wholly owned by the Sellers and formed to continue the group medical practice theretofore conducted by the Sellers (the "New PA") entered into a long-term management services agreement (the "Service Agreement") with the Registrant providing for the management by the Registrant of the non-medical aspects of the practice thereafter conducted by the New PA. Pursuant to the Service Agreement, the Registrant will manage the non-medical aspects of the New PA's business and will permit the New PA to use office space, equipment and other assets owned or leased by the Registrant in exchange for an agreed-upon management fee.

         The cash portion of the Purchase Price was provided from the proceeds of a draw on the Registrant's unsecured acquisition credit facility provided through a syndicate of commercial banks led by NationsBank of Tennessee, N.A. Borrowings under such facility bear interest at a rate equal to LIBOR plus
2 5/8%, and are payable on or before May 31, 1998.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         1. Pro Forma Balance Sheet and Statement of Operations for Registrant and Acquired Business as of June 30, 1996 and for the year ended December 31, 1995 and the six months ended June 30, 1996.+

         2. Audited Balance Sheet, Statement of Income, Statement of Shareholders' Equity, and the Statement of Cash Flows, including footnotes as of and for the year ended December 31, 1995 for Rosenberg and Kalman, M.D., P.A.+

         3. Exhibit 10(v) Stock Purchase Agreement by and among Response Oncology, Inc. and Stockholders of Rosenberg and Kalman, M.D., P.A. dated September 1, 1996.+

         4. Exhibit 10(x) Service Agreement between Response Oncology Inc., Rosenberg & Kalman, M.D., P.A., R&K, M.D., P.A. and Stockholders of R&K, M.D., P.A. dated as of September 1, 1996.+ ++

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 + Previously filed on September 18, 1996

++ Portions of Exhibit 10(x) have been omitted and filed separately with the Commission pursuant to a request for confidential treatment.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           RESPONSE ONCOLOGY, INC.
Dated: September 18, 1996          By: /s/ Debbie Elliott
                                       -----------------------------------------
                                       Debbie Elliott, Executive Vice President
                                       of Finance